UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  August 7, 2002

Commission File Number 1-8097

ENSCO International Incorporated (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation) 2700 Fountain Place 1445 Ross Avenue Dallas, Texas (Address of principal executive offices)	76-0232579 (I.R.S. Employer Identification No.) 75202-2792 (Zip Code)
Registrant's telephone number, including area code: (214) 922-1500

Item 2. Acquisition or Disposition of Assets

On August 7, 2002, pursuant to the Merger Agreement, dated as of May 14, 2002 (the "Merger Agreement"), by and among ENSCO International Incorporated, a Delaware corporation ("ENSCO"), Chore Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of ENSCO ("Merger Sub"), and Chiles Offshore, Inc., a Delaware corporation ("Chiles"), Chiles merged with and into Merger Sub. Only Merger Sub exists after the merger and continues as a 100% owned subsidiary of ENSCO. As a result of the merger, each outstanding share of common stock, par value $.01 per share, of Chiles (the "Chiles Common Stock") was converted into the right to receive 0.6575 of a share of common stock, par value $.10 per share, of ENSCO (the "ENSCO Common Stock") and each holder of Chiles Common Stock received $5.25 in cash per share of Chiles Common Stock held.

Approximately 13.3 million shares of ENSCO Common Stock are being issued in the merger in exchange for the Chiles Common Stock. The exchange ratio of 0.6575 ENSCO Common Stock plus $5.25 in cash for each share of Chiles Common Stock was set forth in the Merger Agreement and was determined by arms' length negotiations between ENSCO and Chiles.

Chiles engages in offshore contract drilling of oil and gas wells for major oil and gas companies. Operations are conducted in the U.S. Gulf of Mexico and internationally. Chiles Common Stock was previously traded on the American Stock Exchange. ENSCO currently intends to continue the business activities of Chiles. There were no material relationships between ENSCO and Chiles prior to the closing of the merger.

The issuance of ENSCO Common Stock in connection with the merger was registered under the Securities Act of 1933, as amended, pursuant to ENSCO's registration statement on Form S-4 (File No. 333-89998), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission. The Registration Statement was declared effective on July 5, 2002 and contains additional information about this transaction.

The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is incorporated by reference as an exhibit hereto.

Item 7. Financial Statements of Business Acquired

(a.) Financial Statements of Business Acquired.

The financial statements of Chiles are incorporated herein by reference to the Annual Report of Chiles on Form 10-K, as amended, for the year ended December 31, 2001, and the Quarterly Report of Chiles on Form 10-Q for the quarterly period ended March 31, 2002.

Arthur Andersen LLP was previously the independent auditors of Chiles. Representatives for Arthur Andersen LLP are not available to provide the consent required for the inclusion of their reports on the financial statements of Chiles incorporated in this Form 8-K and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their reports in this Form 8-K, it will not be possible to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP that are included in this Form 8-K or any omissions to state a material fact required to be stated therein.

(b.) Pro Forma Financial Information.

ENSCO INTERNATIONAL INCORPORATED UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 7, 2002, pursuant to the Merger Agreement, dated as of May 14, 2002, by and among ENSCO International Incorporated, a Delaware corporation ("ENSCO"), Chore Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of ENSCO ("Merger Sub"), and Chiles Offshore, Inc., a Delaware corporation ("Chiles"), ENSCO and Chiles consummated their business transaction of the merger of Chiles with and into Merger Sub. Only Merger Sub exists after the merger and continues as a 100% owned subsidiary of ENSCO. The accompanying unaudited condensed pro forma combined financial statements and related notes thereto are presented to reflect the merger.

SOURCES OF INFORMATION

ENSCO and Chiles are providing the following unaudited condensed pro forma combined financial statements to help you in your analysis of the financial aspects of the merger of the two companies. The unaudited condensed pro forma combined financial statements are based upon the historical financial information of ENSCO and Chiles and should be read in conjunction with the historical consolidated financial statements and notes thereto of ENSCO and Chiles.

HOW WE PREPARED THE UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited condensed pro forma combined balance sheet has been prepared as if the merger had occurred on March 31, 2002. The unaudited condensed pro forma combined statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 have been prepared as if the merger had occurred on January 1, 2001.

If ENSCO and Chiles had merged on the dates assumed in the pro forma financial statements, the combined operations of ENSCO and Chiles might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that ENSCO and Chiles would have achieved together had the merger taken place at an earlier date or of the future results that the combined operations of ENSCO and Chiles will achieve after the merger.

The merger is being accounted for as a purchase business combination in accordance with generally accepted accounting principles in the United States, with ENSCO treated as the acquirer. Accordingly, the assets and liabilities of ENSCO are recorded at historical amounts, without restatement to fair values. The assets and liabilities of Chiles have been revalued to estimated fair value at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The estimated fair values are preliminary and subject to change.

The $567.9 million purchase price is calculated using the number of ENSCO common shares issued in the merger (determined as the number of Chiles common shares outstanding immediately prior to the merger multiplied by the merger ratio of 0.6575) and a $33.65 per share average trading price of ENSCO common stock for a period of time immediately before and after the merger was announced, plus cash consideration of $5.25 per share of Chiles common stock outstanding immediately prior to the merger, estimated direct merger fees and expenses and the estimated fair value of Chiles employee stock options.

The $567.9 million purchase price has been allocated based upon preliminary estimates of the fair value of Chiles assets and liabilities and is subject to change. The final purchase price allocation may differ from these estimates.

TRANSACTION-RELATED EXPENSES

ENSCO estimates that it incurred fees and expenses totaling approximately $400,000 in connection with the merger. Chiles estimates that it incurred fees and expenses totaling approximately $4 million in connection with the merger. All of such costs have been reflected in the accompanying unaudited pro forma combined balance sheet. After the merger, ENSCO will incur certain additional charges and expenses relating to restructuring and integrating the operations of ENSCO and Chiles. The pro forma financial information has not been adjusted for these additional charges and expenses or for the estimated general and administrative or other cost savings that may be realized as a result of the merger.

ENSCO UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2002 (In millions)

Historical	Pro Forma
	ENSCO	Chiles	Adjustments	Combined

Cash and cash equivalents	$ 318.8	$ 21.7	$(106.5) (1a)	$ 234.0
Accounts receivable	108.0	11.3	--	119.3
Other current assets	53.2	5.7	--	58.9

Total current assets	480.0	38.7	(106.5)	412.2

Property and equipment, net	1,716.6	495.2	20.8 (1b)	2,232.6
Goodwill	103.8	--	232.1 (1c)	335.9
Other assets	42.0	10.8	(2.8) (1d)	50.0

Total assets	$2,342.4	$544.7	$ 143.6	$3,030.7

Current liabilities	$ 146.2	$ 30.0	$ 11.3 (1e)	$ 187.5
Long-term debt	462.4	134.6	--	597.0
Deferred income taxes	263.9	40.4	4.4 (1f)	308.7
Other liabilities	13.6	9.9	(2.8) (1d)	20.7
Stockholders' equity	1,456.3	329.8	130.7 (1g)	1,916.8

Total liabilities and stockholders' equity	$2,342.4	$544.7	$ 143.6	$3,030.7

See Notes to Unaudited Condensed Pro Forma Combined Financial Statements.

ENSCO UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2002 (In millions, except per share amounts)

Historical	Pro Forma
	ENSCO	Chiles	Adjustments	Combined

Operating revenues	$142.3	$19.8	$(0.3) (2a)	$161.8
Operating expenses
Operating costs	88.3	8.6	(0.3) (2a)	96.6
Depreciation and amortization	28.5	3.1	(0.4) (2b)	31.2
General and administrative	4.4	1.4	--	5.8

	121.2	13.1	(0.7)	133.6

Operating income	21.1	6.7	0.4	28.2
Other income, net	1.9	0.1	(0.8) (2c)	1.2

Income before income taxes	23.0	6.8	(0.4)	29.4
Provision for income taxes	6.8	2.4	(0.1) (2d)	9.1

Income before extraordinary item*	$ 16.2	$ 4.4	$(0.3)	$ 20.3

Earnings per share, before extraordinary item:*
Basic	$ 0.12	$0.22		$ 0.14
Diluted	0.12	0.22		0.14

Weighted average common shares outstanding:
Basic	134.7	20.3	(7.0) (3)	148.0
Diluted	135.4	20.3	(6.5) (4)	149.2

*	In the three months ended March 31, 2002, Chiles recorded a $300,000 extraordinary charge, net of tax, associated with unamortized debt issuance costs and a cancellation fee relating to a cancelled credit facility. The $300,000 extraordinary charge has not been reflected above in the Unaudited Condensed Pro Forma Combined Statement of Operations for the three months ended March 31, 2002.

See Notes to Unaudited Condensed Pro Forma Combined Financial Statements.

ENSCO UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (In millions, except per share amounts)

Historical	Pro Forma
	ENSCO	Chiles	Adjustments	Combined

Operating revenues	$817.4	$74.2	$ 3.0 (2a)	$894.6
Operating expenses
Operating costs	358.9	30.5	3.0 (2a)	392.4
Depreciation and amortization	124.4	9.0	(4.5) (2b)	128.9
General and administrative	16.8	5.0	--	21.8

	500.1	44.5	(1.5)	543.1

Operating income	317.3	29.7	4.5	351.5
Other income (expense), net	(25.4)	4.4	(3.2) (2c)	(24.2)

Income before income taxes	291.9	34.1	1.3	327.3
Provision for income taxes	84.6	11.6	0.5 (2d)	96.7

Net income	$207.3	$ 22.5	$ 0.8	$230.6

Earnings per share:
Basic	$ 1.51	$1.20		$ 1.54
Diluted	1.50	1.20		1.52

Weighted average common shares outstanding:
Basic	136.9	18.8	(5.5) (3)	150.2
Diluted	137.9	18.9	(5.1) (4)	151.7

See Notes to Unaudited Condensed Pro Forma Combined Financial Statements.

NOTES TO ENSCO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)	A summary of the unaudited condensed pro forma combined balance sheet adjustments to effect the merger is as follows:
(a)	Cash and cash equivalents -- Represents the adjustment needed to recognize the cash portion of the purchase price due to the stockholders of Chiles at the date of merger.
(b)	Property and equipment -- Represents the adjustment needed to record Chiles property and equipment at estimated fair value at the date of the merger.
(c)	Goodwill -- The merger is being accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States, with ENSCO treated as the acquirer. Accordingly, the assets and liabilities of ENSCO are recorded at historical amounts, without restatement to fair values. The assets and liabilities of Chiles have been revalued to estimated fair value at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The $567.9 million purchase price is calculated using the number of ENSCO common shares issued in the merger (determined as the number of Chiles common shares outstanding immediately prior to the merger multiplied by the merger ratio of 0.6575) and a $33.65 per share average trading price of ENSCO common stock for a period of time immediately before and after the merger was announced, plus cash consideration of $5.25 per share of Chiles common stock outstanding immediately prior to the merger, direct merger fees and expenses and the estimated fair value of Chiles employee stock options. The recording of goodwill is supported by the nature of the offshore drilling industry, the acquisition of long-lived drilling equipment, and the assembled workforce of Chiles.
(d)	Other assets and other liabilities -- Represents the reclassification of Chiles deferred mobilization costs to conform with ENSCO's accounting policy.
(e)	Current liabilities -- A reconciliation of the pro forma adjustments to current liabilities is as follows (in millions):

Fees and expenses payable associated with the merger	$ 4.4
Costs directly related to the issuance of ENSCO
common stock at date of merger	0.5
Other merger costs, primarily Chiles employee
severance benefits and amounts due related to
terminated agreements	6.4

Total pro forma adjustments to current liabilities	$11.3

(f)	Deferred income taxes -- Represents the adjustment to deferred tax liabilities, calculated at a statutory rate of 35%, for the net effect of the pro forma adjustments.
(g)	Stockholders' equity -- Represents the difference between the non-cash portion of the purchase price and the book value of the net assets of Chiles at the pro forma balance sheet date, less $500,000 of estimated costs related to the issuance of ENSCO common shares.
The purchase price will be allocated based on the estimated fair values of Chiles assets and liabilities at the date of the merger. For purposes of the unaudited condensed pro forma combined financial statements, the purchase price has been allocated as follows (in millions):

Historical net book value of Chiles	$329.8

Fair value adjustment of property and equipment	20.8

Fees and expenses payable associated with the merger	(4.0)
Other merger costs, primarily Chiles employee
severance benefits and amounts due related to
terminated agreements	(6.4)

Deferred income tax effect of pro forma adjustments	(4.4)

Goodwill	232.1

Total purchase price	$567.9

The $567.9 million purchase price has been allocated based upon preliminary estimates of the fair value of Chiles assets and liabilities and is subject to change. The final purchase price allocation may differ from these estimates.
(2)	A summary of the unaudited condensed pro forma combined statement of operations adjustments to effect the merger is as follows:
(a)	Operating revenues and operating costs -- Represents adjustment to Chiles mobilization revenue and costs to conform to ENSCO's accounting policy.
(b)	Depreciation and amortization -- A reconciliation of the pro forma adjustments to depreciation and amortization is as follows (in millions):

	Three months ended	Year Ended
	March 31, 2002	December 31, 2001
Adjustment to depreciation resulting from the
adjustment to fair value of Chiles property and
equipment and conforming depreciable lives and
salvage values to ENSCO's accounting policies	$(0.4)	$(1.5)
Adjustment to eliminate goodwill amortization
recognized by ENSCO	--	(3.0)

	$(0.4)	$(4.5)

(c)	Other income (expense), net -- Represents the reduction of estimated interest income recognized on the cash portion of the consideration to be paid to Chiles common stockholders at the date of the merger.
(d)	Provision for income taxes -- Represents the incremental tax effect, calculated at a statutory rate of 35%, related to the pro forma adjustments.
(3)	The adjustment to pro forma basic weighted average shares outstanding represents the total estimated ENSCO shares expected to be issued to Chiles common stockholders at the date of merger.
(4)	The adjustment to pro forma diluted weighted average shares outstanding represents the total estimated ENSCO shares expected to be issued to Chiles common stockholders at the date of merger and the estimated dilutive effect of Chiles employee stock options.

(c.) Exhibits

2.1	Merger Agreement, dated May 14, 2002, by and among ENSCO International Incorporated, Chore Acquisition, Inc. and Chiles Offshore Inc. (incorporated by reference to Exhibit 2.1 to ENSCO International Incorporated's Current Report on Form 8-K filed on May 16, 2002, File No 1-8097).

99.1	Press Release of ENSCO International Incorporated, dated August 7, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: August 7, 2002	/s/ H. E. MALONE, JR. H. E. Malone, Jr. Vice President

/s/ DAVID A. ARMOUR David A. Armour Controller